EXHIBIT 10.1

FY 2005 SurModics Bonus Plan

I.	Consists of two parts

A.	Corporate objectives

B.	Business Unit or Department objectives

II.	Corporate objectives

A.	Revenue	Level I	Level II	Level III

And/Or

B.	Earnings Per Share	Level I	Level II	Level III

Such Level I, Level II, and Level III performance levels are as set by the Organization & Compensation Committee for FY 2005.

III.	Business Unit or Department objectives

A.	Three (3) to five (5) objectives identified by Senior Staff member and approved by President

B.	One objective for Business Units will be revenue

IV.	No bonus payout unless Revenue or EPS initial corporate objective is met

V.	Corporate Payout structure – for each of Revenue and EPS (Levels not cumulative)

	Level I	Level II	Level III
CEO/COO	3%	7%	13%
Senior Staff	2%	5%	10%
Director/Manager	1%	3%	5%
Employees	0.5%	1%	2%

VI.	Composition of Total Bonus Payout

1.	Senior Staff: 75% corporate + 25% Business Unit/Department

2.	All other employees: 50% corporate + 50% Business Unit/Department

3.	CEO and COO will receive 100% corporate bonus and no Business Unit/Department component.

Example:	If corporate Level II revenue and Level III EPS are met, then Senior Staff member gets 15% corporate bonus (5% + 10%). If all Business Unit/Department goals are met, then that person gets an additional 5% bonus, for a total bonus payout of 20% (75% corporate, 25% Business Unit)